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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference of our firm under the caption "Experts" and to the use of our report dated October 5, 1999 (except for paragraphs 3 and 4 of Note 8, as to which the date is October 8, 1999), with respect to the financial statements of AdRelevance, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-88751) and related Prospectus of Media Metrix, Inc. for the registration of 3,000,000 shares of its common stock.


                                          /S/ ERNST & YOUNG LLP


Seattle, Washington
October 25, 1999